FOR IMMEDIATE RELEASE                       Contact:  Michael Burke
NASDAQ:IMGC                                           Exec. VP & CFO
                                            Contact:  Cathy Yudzevich
                                                      IR Specialist
                                                      (518) 782-1122

               INTERMAGNETICS Q2 NET INCOME CLIMBS TO $4.4 MILLION

            o  2nd Quarter Operating Income Sets Record
            o  Cash Position Climbs To New High Of Nearly $100 Million
            o  MRI Shipments Return To Normalized Levels
            o  Instrumentation Continues Trend Of Increased Sales, Profits

LATHAM, N.Y., December 18, 2003--Intermagnetics General Corporation (NASDAQ:
IMGC), benefiting from increased sales and profits in its Instrumentation sector, as well as a return to normalized sales and continued gains from its MRI product lines, today reported that second-quarter net income rose about 21 percent to $4.4 million, or $0.26 per diluted share, compared with $3.7 million, or $0.22 per diluted share, excluding $1 million in non-recurring charges a year earlier. Reported earnings for the prior-year quarter were $2.6 million, or $0.16 per diluted share. Second-quarter net sales increased to $39.9 million from $36.7 million.

Second-quarter operating income of $6.6 million was a quarterly record for the 32-year-old company.

Intermagnetics' cash position strengthened to nearly $100 million, a new high, from $88.5 million at year-end fiscal 2003. Cash balances at the end of fiscal 2004 Q1 were $87.5 million.

For the six months ended November 23, 2003, net income was $4.7 million, or $0.28 per diluted share, compared with $6.3 million, or $0.37 per diluted share, for the six months ended November 24, 2002. Net sales for the six months were $62.2 million compared with $71.8 million. Sales and profits in the first quarter of this year were affected by decreased MRI magnet shipments resulting from an enhanced and expanded exclusive supply agreement with Philips Medical Systems, Intermagnetics' largest customer. Under the new agreement, with an initial seven-year term and an ongoing five-year "evergreen" automatic renewal provision, Intermagnetics assumed increased supply-chain management responsibilities that required temporarily reduced shipments to Philips.

Core Businesses Show Gains

"As we had projected, MRI sector sales returned to normalized levels this quarter," said Glenn H. Epstein, chairman and chief executive officer. "Sector sales rose to $32.3 million from $31.3 million a year earlier. Favorable product mix, the benefits of continued cost controls and ongoing efficiencies resulted in a proportionately higher increase in operating profit, up over 6 percent to $7.5 million from $7.1 million."

                                     -More-

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"The Instrumentation sector, through its operating unit IGC-Polycold, Inc., was especially strong in continuing its increases in sales and profitability," Epstein said. "Primarily because of strong sales in its traditional markets, as well as robust demand in Asia and developing strength in the semiconductor market, Polycold's sales increased well over 30 percent to $6.6 million from $5.0 million. The sector's operating profit was nearly $1 million, compared with just slightly over breakeven a year ago.

"Polycold's management and employees are to be commended for continuing a substantial turnaround in operations that began late in fiscal 2002," Epstein added. "Together they have improved efficiencies and launched enhanced and accelerated marketing efforts that have contributed to these impressive gains."

Energy Technology Revenue Increases

The Energy Technology segment--with subsidiary SuperPower, Inc. developing high-temperature superconducting solutions for improved transmission and distribution of electric power--reported that revenue more than doubled for the quarter, to $977,000 from $404,000 the prior year's second quarter. SuperPower's revenue year-to-date has nearly quadrupled to $3.0 million compared with about $767,000 the prior year. Intermagnetics has invested $2.4 million in Energy Technology operations, compared with $3.6 million for the six months a year earlier.

"Although we continue to demonstrate strong gains in Energy Technology revenue, we are observing the political process as Congress wrestles with federal budget appropriations for the funding of key energy initiatives," Epstein said. "Our intentions are to maintain our current pace of progress in developing commercially viable solutions for Energy Technology applications, but we remain prepared to adjust project activities as necessary to balance our investment levels if prospective third-party contributions are materially different from our expectations."

Meeting Performance Targets

Epstein noted that consolidated results for the second quarter were consistent with management's performance targets. Gross margins were 39 percent of sales, about the same as a year earlier and in line with the target of 40 percent. Operating margin improved to 17 percent from 15 percent and exceeded a goal of 15 percent. Return on equity was 11 percent, compared with 10 percent the prior year and a goal of greater than 10 percent. Working capital efficiency improved to 13 percent from 14 percent, meeting the long-term goal of less than 15 percent or the ability to generate $100 in sales for every $15 of working capital.

Solid Outlook

"We continue to expect sequential improvements in the third and fourth quarters in both revenues and profits on a normalized basis as our MRI and Instrumentation businesses continue to grow," Epstein said. "The third quarter will likely, however, include some non-recurring costs in connection with our planned acquisition of Invivo Corporation. As we have discussed separately, we continue to expect the addition of Invivo's operations to make immediate, albeit modest, contributions to normalized earnings in fiscal 2004, with more substantial accretion in future periods."

                                     -More-

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The company will discuss its second-quarter results, as well as other developments, during a conference call today beginning at 11 a.m. EST. The call will be broadcast live and archived over the internet through the company's web site www.igc.com under the Investor Relations section. The domestic dial-in number for the live call is (877) 407-8037. The international dial-in number is
(201) 689-8038. No conference code is required for the live call. The company will also make available a digital replay beginning today at 2 p.m. EST through midnight December 23, 2003, by dialing (201) 612-7415 - account number 2926 and requesting conference 83661.

Intermagnetics (www.igc.com), drawing on the financial strength, operational excellence and technical leadership in its core businesses of Magnetic Resonance Imaging and Instrumentation has become a prominent participant in superconducting applications for Energy Technology. The company has a more than 30-year history as a successful developer, manufacturer and marketer of superconducting materials, radio-frequency coils, magnets and devices utilizing low- and high-temperature superconductors and related cryogenic equipment. Intermagnetics derives current revenues primarily from applications within magnetic resonance imaging for medical diagnostics and cryogenic applications for vacuum and related processes. The company is at the forefront in the development of high-temperature superconductor-based applications that would provide increased capacity and reliability for transmission and distribution of electric power. Through its own research and development programs, and in conjunction with industry and other partners, Intermagnetics is committed to further commercialization of applied superconductivity and cryogenic systems for a broad range of applications.



Safe Harbor Statement: The statements contained in this press release that are not historical fact are "forward-looking statements" which involve various important assumptions, risks, uncertainties and other factors. These include, without limitation, the assumptions, risks, and uncertainties set forth here as well as in the company's Annual Report on Form 10-K including but not limited to: (1) the company's ability to meet the performance, quality and price requirements of our customers, particularly with respect to new products and products sold in the Pacific Rim, and maintain gross margin levels through continued production cost reductions and manufacturing efficiencies; (2) our largest customer's ability to maintain and grow its share of the market for MRI systems; (3) continued improvement in order trends from the Instrumentation segment; and (4) the company's ability to invest sufficient resources in and obtain third-party funding for its HTS development efforts and avoid the potential adverse impact of competitive emerging patents. Except for the company's continuing obligation to disclose material information under federal securities law, the company is not obligated to update its forward-looking statements even though situations may change in the future. The company qualifies all of its forward-looking statements by these cautionary statements.



                                 -TABLES FOLLOW-


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                       INTERMAGNETICS GENERAL CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (Dollars in Thousands, Except Per Share Amounts)
                                   (Unaudited)

                                                     Three Months Ended                     Six Months Ended
                                           --------------------------------------   -----------------------------------
                                              November 23,        November 24,        November 23,       November 24,
                                                  2003                2002               2003                2002
                                           -----------------  ------------------   ---------------  ------------------

Net sales                                          $  39,894           $  36,664         $  62,163           $  71,844

Cost of products sold                                 24,316              22,521            38,100              44,101
                                           -----------------  ------------------   ---------------  ------------------

Gross margin                                          15,578              14,143            24,063              27,743

Product research and development                       2,759               3,226             5,667               6,698
Selling, general and administrative                    5,736               4,952            10,610               9,305
Amortization of intangible assets                        460                 460               921                 920
                                           -----------------  ------------------   ---------------  ------------------
                                                       8,955               8,638            17,198              16,923
                                           -----------------  ------------------   ---------------  ------------------

Operating income                                       6,623               5,505             6,865              10,820
Interest and other income                                238                 244               519                 675
Interest and other expense                              (107)               (130)             (229)               (241)
Loss on Available-for-sale securities                                     (2,090)                               (2,108)
Gain on litigation settlement                                                537                                   537
                                           -----------------  ------------------   ---------------  ------------------
  Income before income taxes                           6,754               4,066             7,155               9,683
Provision for income taxes                             2,344               1,411             2,483               3,360
                                           -----------------  ------------------   ---------------  ------------------

NET INCOME                                          $  4,410            $  2,655          $  4,672            $  6,323
                                           =================  ==================   ===============  ==================
Earnings per Common Share:
  Basic                                                $0.26               $0.16             $0.28               $0.38
                                           =================  ==================   ===============  ==================
  Diluted                                              $0.26               $0.16             $0.28               $0.37
                                           =================  ==================   ===============  ==================

Shares:
       Basic                                      16,712,945          16,466,089        16,598,222          16,567,001
                                           =================  ==================   ===============  ==================
       Diluted                                    17,121,417          16,969,114        16,961,595          17,077,150
                                           =================  ==================   ===============  ==================

                       INTERMAGNETICS GENERAL CORPORATION
                      Condensed Consolidated Balance Sheets
                             (Dollars in Thousands)

                                                                   November 23,            May 25,
                                                                        2003                 2003
                                                                 ----------------      ---------------
                                                                    (Unaudited)
ASSETS
CURRENT ASSETS
  Cash and short-term investments                                        $ 99,150             $ 88,514
  Trade accounts receivable                                                19,939               23,864
  Costs and estimated earnings in
     excess of billings on uncompleted contracts                              209                  188
  Inventories                                                              16,420               14,210
  Note receivable                                                                                3,959
  Prepaid expenses and other                                                3,962                3,375
                                                                 ----------------      ---------------

  TOTAL CURRENT ASSETS                                                    139,680              134,110

PROPERTY, PLANT AND EQUIPMENT, net                                         28,537               28,386

INVESTMENTS AND INTANGIBLE AND OTHER ASSETS                                21,576               22,559
                                                                 ----------------      ---------------

                                                                         $189,793             $185,055
                                                                 ================      ===============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Current portion of long-term debt                                        $  296               $  284
  Accounts payable                                                          6,307                9,276
  Salaries, wages and related items                                         6,840                7,698
  Customer advances and deposits                                            1,226                  544
  Product warranty reserve                                                  1,629                1,466
  Accrued income taxes                                                      2,145                  821
  Other liabilities and accrued expenses                                    4,745                4,156
                                                                 ----------------      ---------------
TOTAL CURRENT LIABILITIES                                                  23,188               24,245

LONG-TERM DEBT, less current portion                                        4,233                4,384
DEFERRED INCOME TAXES                                                       1,453                1,453
DEFERRED LIABILITY                                                            335                  469

SHAREHOLDERS' EQUITY                                                      160,584              154,504
                                                                 ----------------      ---------------
                                                                         $189,793             $185,055
                                                                 ================      ===============





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                       INTERMAGNETICS GENERAL CORPORATION

SUMMARY OF PERFORMANCE AGAINST GOALS
                                                                                    Three Months Ended
                                                                  --------------------------------------------------

                                                                   November 23, 2003     November 24, 2002     Goal
                                                                  -------------------   -------------------   ------


Gross Margin                                                               39%                   39%            40%
Operating Income:
  Percent of Sales                                                         17%                   15%            15%
  Percent of Net Operating Assets (1)                                      54%                   47%            50%
Return on Equity (1)                                                       11%                   10%            10%
Working Capital Efficiency (Working
   capital, less cash divided by net sales) (1)                            13%                   14%            15%

(1) Based on annualized data



             SEGMENT DATA
                                                                        Three Months Ended
                                        -----------------------------------------------------------------------------------
                                                                         November 23, 2003
                                        -----------------------------------------------------------------------------------
(Dollars in Thousands)                  Magnetic Resonance                              Energy
                                             Imaging           Instrumentation        Technology              Total
                                        ------------------- --------------------- -------------------- --------------------

Net sales to external customers:
  Magnet systems & components                      $32,335                                                         $32,335
  Refrigeration equipment                                                 $6,582                                     6,582
  Other                                                                                          $977                  977
                                        ------------------- --------------------- -------------------- --------------------
          Total                                     32,335                 6,582                  977               39,894

Segment operating profit (loss)                      7,513                   963               (1,875)               6,601

Total assets                                      $171,273                $9,218               $9,302             $189,793

                                                                         November 24, 2002
                                        -----------------------------------------------------------------------------------
                                        Magnetic Resonance                              Energy
                                             Imaging           Instrumentation        Technology              Total
                                        ------------------- --------------------- -------------------- --------------------

Net sales to external customers:
  Magnet systems & components                      $31,261                                                         $31,261
  Refrigeration equipment                                                 $4,999                                     4,999
  Other                                                                                          $404                  404
                                        ------------------- --------------------- -------------------- --------------------
          Total                                     31,261                 4,999                  404               36,664

Segment operating profit (loss)                      7,059                    12               (1,577)               5,494

Total assets                                      $155,199               $10,682               $7,970             $173,851

                                                                         Six Months Ended
                                        -----------------------------------------------------------------------------------
                                                                         November 23, 2003
                                        -----------------------------------------------------------------------------------
(Dollars in Thousands)                  Magnetic Resonance                              Energy
                                             Imaging           Instrumentation        Technology              Total
                                        ------------------- --------------------- -------------------- --------------------

Net sales to external customers:
  Magnet systems & components                      $46,762                                                         $46,762
  Refrigeration equipment                                                $12,392                                    12,392
  Other                                                                                        $3,009                3,009
                                        ------------------- --------------------- -------------------- --------------------
          Total                                     46,762                12,392                3,009               62,163

Segment operating profit (loss)                      7,724                 1,556               (2,437)               6,843

Total assets                                      $171,273                $9,218               $9,302             $189,793


                                                                         November 24, 2002
                                        -----------------------------------------------------------------------------------
                                        Magnetic Resonance                              Energy
                                             Imaging           Instrumentation        Technology              Total
                                        ------------------- --------------------- -------------------- --------------------

Net sales to external customers:
  Magnet systems & components                      $61,521                                                         $61,521
  Refrigeration equipment                                                 $9,556                                     9,556
  Other                                                                                          $767                  767
                                        ------------------- --------------------- -------------------- --------------------
          Total                                     61,521                 9,556                  767               71,844

Segment operating profit (loss)                     14,544                  (102)              (3,649)              10,793

Total assets                                      $155,199               $10,682               $7,970             $173,851



                                                                               Three Months Ended
                                                                 ----------------------------------------------

                                                                    November 23, 2003       November 24, 2002
                                                                 ---------------------    ---------------------
Reconciliation of income before income taxes:

Total profit from reportable segments                                          $ 6,601                  $ 5,494
Intercompany profit in ending inventory                                             22                       11
                                                                 ---------------------    ---------------------
Net operating profit                                                             6,623                    5,505

Interest and other income                                                          238                      244
Interest and other expense                                                        (107)                    (130)
Loss on Available-for-sale securities                                                                    (2,090)
Gain on litigation settlement                                                                               537
                                                                 ---------------------    ---------------------
Income before income taxes                                                     $ 6,754                  $ 4,066
                                                                 =====================    =====================

                                                                             Six Months Ended
                                                                 ----------------------------------------------

                                                                    November 23, 2003        November 24, 2002
                                                                 ---------------------    ---------------------
Reconciliation of income before income taxes:

Total profit from reportable segments                                          $ 6,843                 $ 10,793
Intercompany profit in ending inventory                                             22                       27
                                                                 ---------------------    ---------------------
Net operating profit                                                             6,865                   10,820

Interest and other income                                                          519                      675
Interest and other expense                                                        (229)                    (241)
Loss on Available-for-sale securities                                                                    (2,108)
Gain on litigation settlement                                                                               537
                                                                 ---------------------    ---------------------
Income before income taxes                                                     $ 7,155                  $ 9,683
                                                                 =====================    =====================



Reconciliation of Financial Statements to GAAP Equivalent
                                                                             For Period Ending
                                                                 -------------------------------------------
                                                                      Three Months              Six Months
                                                                    November 24, 2002        November 24, 2002
                                                                 ---------------------    ---------------------


Pro-forma net income                                                           $ 3,669                  $ 7,349
Loss on available-for-sale securities                                           (2,090)                  (2,108)
Gain on litigation settlement                                                      537                      537
Benefit of taxes relating to pro-forma adjustments                                 539                      545
                                                                 ---------------------    ---------------------
As Reported Net Income                                                         $ 2,655                  $ 6,323
                                                                 =====================    =====================

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